                                                                   Exhibit 10.35

                           SYMBOL TECHNOLOGIES, INC.
                            DISTRIBUTION AGREEMENT


          As of October 1, 1994, Symbol Technologies, Inc., a Delaware corporation having is principal place of business at 116 Wilbur Place, Bohemia, NY 11716 ("Symbol"), and ScanSource, a South Carolina corporation having its principal place of business at Greenville, South Carolina ("Distributor"), agree as follows:

     1. APPOINTMENT. Symbol appoints Distributor an authorized distributor of its Products within the United States and Puerto Rico (the "Territory"). Symbol remains free to distribute its Products within the Territory through other distributors or dealers. As used in this Agreement, "Products" means all products offered for sale by Symbol generally as set forth and described in Symbol's current price list. Products may be added to or deleted from the price list by Symbol on sixty days prior written notice to Distributor.

     2. RESPONSIBILITIES OF DISTRIBUTOR. Distributor will use its reasonable best efforts to:

     a. maintain a competent and aggressive sales force and otherwise promote the sale, lease, or other distribution of the Products, TO RESELLERS ONLY, within the Territory;

     b. maintain a representative inventory of Products in reasonably sufficient quantities to provide adequate and timely delivery to Distributor's customers; and

     c.  participate in such training programs as may be offered by Symbol.

     3. RESPONSIBILITIES OF SYMBOL. Symbol will use its reasonable best efforts to:

     a. furnish Distributor with current price and product information in suitable electronic formats and with a reasonable supply of such printed sales literature, books, catalogues, and the like as Symbol may prepare and make available such training and technical and sales support as may be necessary to assist Distributor in effectively carrying out its activities under this Agreement;

     b. advertise the Products throughout the Territory, inform the public that Distributor is an authorized distributor of the Products, encourage customers or potential customers potential customers for the Products to order the same from its distributors (including Distributor), and refer to its distributors (including Distributor) leads and ordersinvolving quantities of Products normally handled by distribution; and

     c. establish and maintain quality control manufacturing, handling and testing procedures, and such other programs as are necessary to ensure that the Products, as manufactured and sold to Distributor are of the highest quality and reliability, are in full compliance with all applicable laws, standards, codes and regulations, are duly marked and labeled and are suitable for resale or other distribution.

     4. REPORTS AND AUDITS. Within fifteen business days after the end of each month, Distributor will send to Symbol in a mutually agreeable format, (i) a stock status report showing the month end on-hand quantities of Products by device type and warehouse location and (ii) a point of sale report showing each sale of the Products for the month by device type, selling location, customer name and address, and sale price. No more than twice during any year, at reasonable times and upon reasonable prior notice employees of Symbol may (i) conduct a physical inventory of Products in any stocking location (or, in automated facilities, observe cycle counts and related methodology) or (ii) audit such business records, located at Distributor's corporate headquarters, as pertain solely to the purchase of Products hereunder during any such year.

     5.  ORDERS; DELIVERY; RESCHEDULING; CANCELLATION

     A. ORDERS Distributor will place written, telefaxed, or electronically interchanged purchase orders with written confirmation within thirty days, which will include the Products ordered, quantities requested, delivery dates, prices, and shipping instructions (when necessary). Symbol will acknowledge each order in writing, by telefax or electronic interchange within ten business days of the receipt thereof and will confirm the requested shipment date or specify an alternative shipment date ("Acknowledged Shipment Date").

     B.  SHIPPING  All shipments are F.O.B. Symbol's point of manufacture.

     C. RESCHEDULING AND CANCELLATION Distributor may, on at least thirty days prior written notice, reschedule or cancel the Acknowledged Shipment Date of any order without cost or penalty.

     D. DISTRIBUTOR'S ACCEPTANCE Distributor's acceptance of an order will occur upon its receipt of the Products, unless Distributor notifies Symbol within thirty business days of such receipt that the products are defective or do not conform to Symbol's applicable warranty, the terms of this Agreement, or Distributor's order.

     E. DOA'S Products received by Distributor that are defective on arrival will be handled under standard procedures then currently in place for DOA's and expedited replacement.

     6. PRICES. The paces for Products will be as set forth in Symbol's Price list in effect as of the date of this Agreement, subject to discounts equal to Level "8" in the attached "Distributor Product and Discount Schedule". For discount levels above Level 7, see attached Addendum. Prices are also subject to change from such date forward upon at least sixty days prior written notice from Symbol to Distributor.

     A. PRICE INCREASES Prior to the effective date of a price increase, Distributor may order Products for delivery within the term at the prior (i.e., lower) price. Products shipped under orders submitted by Distributor prior to the effective date of any price increase will be shipped and invoiced at the price in effect at the time of order placement, providing shipment occurs within 90 days.

     B. PRICE DECREASES In the event Symbol decreases the price of any Product, Distributor will receive a credit equal to the difference between the price paid for the Product by Distributor (less any prior credits taken by Distributor on such Product) and the new decreased price for the Product multiplied by the quantity of such Product in Distributor's inventory, or in transit to Distributor, on the effective date of the decrease. Price protection will also apply to all Products returned to Distributor by its customers within sixty days of the effective date. Distributor will submit to Symbol within sixty business days following the later of the effective dateof such price decrease or the date Distributor actually receives notice thereof, a list of the Products upon which such credit is due. All Products shipped after the effective date of any price decrease will be shipped and invoiced at the price in effect at the time of shipment.

     C. SUPPLIER'S REPRESENTATION Symbol represents and warrants that its practices and policies, including prices and discounts, comply with all applicable laws.

     D. TAXES AND OTHER CHARGES Distributor will pay any applicable sales or use taxes pertaining to its purchase of the Products (and, if Products are to be delivered to points outside the United States, the cost of packing, duties, licenses, and fees) if Included as a separate item on the invoices sent by Symbol to Distributor.

     E.  TERMS  Terms of payment are two percent 20 net 45 days.

     7.  RETURN OF PRODUCT

     A. QUARTERLY ROTATION Once in each quarter, Distributor may return to Symbol for credit, a quantity of Products the value of which will not exceed ten percent of the amount invoiced by Symbol to Distributor for all Products purchased by Distributor during the previous quarter. Credit issued for such returned Products will equal the price paid by Distributor for such Products, less any prior credits taken thereon. Such returns, which may be made from one or more stocking locations, will be shipped F.O.B. Symbol's domestic facility, freight prepaid. Distributor must obtain a return authorization from Symbol prior to shipment. All Products returned must be in their original packaging or unsold and in merchantable condition.

     8.  PRODUCT CHANGES

     A. OBSOLESCENCE AND MODIFICATION Symbol reserves the right to discontinue the manufacture or sale of, or otherwise render or treat as obsolete, any or all of the Products (or to modify the design or manufacture of any Product so as to preclude or limit Distributor's sales of such Product) upon at least ninety days prior written notice to Distributor. Distributor may, in its discretion, within sixty days of its receipt of such notice, notify

         Symbol in writing of its intention to return any or all such Products which remain in its inventory for a credit equal to the net price paid by Distributor for such Products. The Products will be returned within sixty days of the date of Distributor's receipt of Symbol's return authorization.

     B. INTRODUCTION OF NEW PRODUCTS Symbol will give Distributor at least thirty days prior written notice of the introduction of any new Products that preclude or materially limit Distributor from selling any Products in its inventory and will work with Distributor to resell the affected inventory. If, despite such efforts, affected Product still remains in Distributor's inventory, Symbol will replace it with the new Products within one hundred twenty days of the official public announcement, or Symbol's first shipment, of such new Products, whichever occurs first, for only the net cost difference, plus shipping.

     9. WARRANTY. The Products will be covered by Symbol's standard warranties, copies of which are included in Product packaging, plus ninety days for resale stocking.

     10. COMPLIANCE WITH LAWS. Despite anything to the contrary contained in Addendum I or elsewhere in this Agreement, Symbol will indemnify Distributor against, and hold it harmless from, any cost, loss, damage, or liability (including reasonable attorney's fees) arising from or related to Symbol's conduct or the failure, or alleged failure, of the Products, as manufactured and sold to Distributor to fully comply with all applicable Laws, standards, codes, specifications, and regulations or to be suitable for resale or other distribution by Distributor as contemplated by this Agreement. All warranty and indemnification provisions of this Agreement will survive the termination hereof.

     11. INTELLECTUAL PROPERTY. Symbol will indemnify, defend and otherwise hold harmless Distributor, its affiliates and its customers from all cost, loss, damage, or liability arising from any proceeding or claim brought or asserted against Distributor, its affiliates or its customers to the extent such proceeding or claim is based on an allegation that the Products, any part thereof, or their distribution or use infringe any patent, copyright, trademark, trade secret, right in a mask work, or any similar claim, if Distributor notifies Symbol of any such proceeding or claim promptly after it becomes known and provides all the assistance and cooperation to Symbol that is reasonably requested. Symbol will not be liable to Distributor under thisparagraph to the extent that any claim is based on a use for which the Product or part was not designed, or an alteration of the Product by Distributor or at its direction which caused the infringement.

     12. TERM AND TERMINATION

     A. Term This Agreement is effective once signed by both parties and until terminated in accordance with the provisions of this paragraph. Either party may at any time terminate this Agreement without cause and far its convenience by giving sixty days prior written notice to the other. Symbol and Distributor represent that they have considered the making of expenditures in preparing to perform under this Agreement. In that regard, both parties acknowledge that neither party will in any way be liable to the other for any loss, expense, or damage (including special, consequential or incidental damages) by reason of any termination of this Agreement without cause, excepting only the then current value of equipment purchased or improvements made by either party and dedicated to the Products or services of such other party.

     B.  EVENTS OF DEFAULT  Any of the following is a default under this
         Agreement:
         i. the assignment of this Agreement by either party without the prior written consent of the other party.

         ii. either party's failure to cure any breach of this Agreement within sixty days following written notice thereof from the other (or, if not curable within sixty days, if the cure is not commenced within that period and thereafter diligently completed); and,

         iii. the assignment by either party of its business for the benefit of creditors, or the filing of a petition by either party under Bankruptcy Code or any similar statute, or the filing of such a petition against either of them which is not discharged or stayed within sixty days, or the appointment of a receiver or similar officer to take charge of either party's property, or any other act indicative of bankruptcy or insolvency.

     C REMEDIES UPON DEFAULT In the event of either party's default, the other party may terminate this Agreement for cause by written notice and/or avail itself of any remedy available at law or equity.

     d. RETURN OF INVENTORY In the event of any termination of this Agreement, Symbol may, at its option, repurchase from Distributor any or all unsold Products designated by Distributor from its inventory at the price paid therefor by Distributor, less any prior credits taken by Distributor on such Products. If Distributor terminates this Agreement without cause, or Symbol terminates it with cause, the price will be reduced by a five percent handling charge and Distributor will pay all freight and shipping charges (which otherwise will be paid by Symbol). In the event of any termination, Symbol will, at Distributor's request, honor any Distributor purchase order then outstanding.

         Symbol will only accept those Products which are in their original unopened packaging or are undamaged and in merchantable condition. No termination of this Agreement will affect any obligation of either party to pay amounts due to the other hereunder.

     13. MARKETING COMMUNICATION. To assist Distributor in advertising and promoting the Products, Symbol will accrue into a cooperative marketing fund two percent of the net sales dollars invoiced to and paid by Distributor each month, to be used by Distributor for promotional efforts approved by both Distributor and Symbol, provided such funds are used before expiration in accordance with standard MAF policy. All such pre-approved activities will be reimbursed at one hundred percent of actual (pro-rated) expenses incurred by Distributor.

     14. NOTICES. Notices under this Agreement will be deemed given when delivered by hand or deposited in the United States mail as certified mail, postage prepaid, addressed to the president of either party at its then principal place of business.

     15. TRADEMARKS. This Agreement does not create, and neither party will have any right in, or to the use of, any mark, name, style, or logo of the other party. Distributor is, however, hereby granted a nonexclusive right to use Symbol's marks, names, or logos to identify itself as an authorized distributor of the Products and for advertising and promoting its services under this Agreement.

     16. CONFIDENTIAL INFORMATION. Each party will receive and maintain in confidence all proprietary information, trade secrets or other know-how belonging to the other (including but not limited to knowledge of manufacturing or technical processes, financial and systems data, and customer information) provided that any such information, secrets, or know-how is expressly designated as being confidential, except and to the extent that disclosure is required by law, regulation, or court order, or enters into the public domain through no fault of the party obligated to maintain such confidentiality. Without limiting the foregoing, all material and information made known to Symbol by Distributor pursuant to paragraph 4 of this Agreement is hereby designated as confidential.

     17. CREDITS. In the event Distributor is entitled to a credit from Symbol which exceeds Distributor's obligation to Symbol at the time, Symbol will promptly pay the amount of such excess to Distributor.

     18. AUTHORIZATION NOT UNREASONABLY WITHHELD. Whenever any consent, action, or authorization is required or requested of either party hereunder, it will not be unreasonably withheld or delayed. Any required return authorization will be granted within thirty days from the day it is requested.

     19. FORCE MAJEURE. Neither party will bear any liability to the other for any failure or delay to the extent that it results from acts of God, labor difficulties, inability to obtain materials, or any other cause beyond such party's reasonable control.

     20. RELATIONSHIP OF PARTIES. The parties are independent contractors, each in full control of its business. Under no circumstances will either party have the right or authority to act or make any commitment on behalf of or bind the other or represent the other as its agent in any way.

     21. PUBLICITY. This Agreement is confidential within the meaning of paragraph 16. Except as required by law, no press release or other like publicity regarding the relationship between Distributor and Symbol, this Agreement, or its termination will be made without the other party's prior approval.

     22. SOFTWARE. Symbol warrants that it is the owner or licensee of all software provided to Distributor under this Agreement (whether or not included or embedded in any other Product) and has the authority to permit Distributor to use or resell or sublicense the software to third parties. Distributor will not resell or sublicense the software without the license agreement provided by Symbol for that purpose and will advise Symbol of any known breach of the terms thereof.

     23.  GENERAL

     A. ENTIRE AGREEMENT This Agreement supersedes all prior communications or understandings between Distributor and Symbol and constitutes the entire agreement between the parties with respect to the matters covered herein. In the event of a conflict or inconsistency between the terms of this Agreement and those of any order, quotation, acknowledgment, or other communication from one party to the other, the terms of this Agreement will be controlling.


FOR SYMBOL
Name J. Callahan
     ----------------------------------
Signature /s/ J. CALLAHAN
          -----------------------------
Title Vice President
      ---------------------------------
Date 10/29/94
     ----------------------------------


B. AMENDMENT This Agreement cannot be changed in any way except by a writing signed by the party against which the enforcement of the change is sought.

C. GOVERNING LAW This Agreement is made in, governed by, and will be construed solely in accordance with, the internal laws of the State of New York. Any action brought under or in connection with this Agreement must be instituted in the state or federal forum covering the defending party's principal place of business. In any such action, the prevailing party's reasonable legal fees will be paid by the other party.

D. REFORMATION In the event any provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will attach only to such provision and will not affect or render invalid or unenforceable any other provision of this Agreement. Any such provision may be reformed by a court of competent jurisdiction so as to render the same valid or enforceable while most nearly effectuating the intent of the parties.

E. ASSIGNMENT Neither party has the right to assign this Agreement in whole or in part without the prior written consent of the other except to another corporation wholly-owned by or under commoncontrol with it. For purposes hereof, an assignment includes without limitation, a merger, sale of assets or business, or other transfer of control by operation of law or otherwise.

Each party has entered this Agreement by having an authorized representative sign below.

FOR DISTRIBUTOR
Name Steve Owings
     --------------------------
Signature /s/ STEVE OWINGS
          ---------------------
Title CEO
      -------------------------
Date Oct. 27, 1994
    ---------------------------

                                  ADDENDUM I

          To Symbol Technologies, Inc. Distribution Agreement between
   Symbol Technologies, Inc. ("Symbol") and ScanSource, Inc. ("ScanSource"),
                            dated  October 1, 1994
                                   ---------------

__________________________________________________________________

   This Addendum is attached and made an integral part of the above-referenced agreement between the parties. All provisions and terms of the former remain in effect, except as modified below:

I. PARAGRAPH 6 "PRICES":
   --------------------

   Distributor is entitled to Discount Level 8 in exchange for a commitment to purchase and take delivery of at least $6,000,000 in Symbol products during the term of the agreement. The discounts will be as set forth in the Distributor Product and Discount Schedule for Level 7, plus one percent (1%) additional discount for Category A, B and C products. Category D products remain at 25%.

   Should Distributor, during the final four (4) months of 1995 purchase and take delivery of Symbol products totalling at least $3,333,334 ($10,000,000 annual purchase rate), Symbol will grant a credit of two percent (2%) of net purchases (made, invoiced and collected during the term of this agreement) toward future purchases to Distributor, for use in 1996. MAF funds will not apply to any purchases made suing the credit.

II.  PARAGRAPH 7 "RETURN OF PRODUCT":
     -------------------------------

   The parties further agree that, for all Symbol products requested and delivered to Distributor from Symbol Express inventory shall not be eligible for stock rotation.

Agreed to this date by the parties


FOR SYMBOL:                                  FOR SCANSOURCE:

FOR SYMBOL
Name J. Callahan                             Name Steve Owings
     --------------------------                   ---------------------------
Signature /s/ J. CALLAHAN                    Signature /s/ STEVE OWINGS
          ---------------------                        ----------------------
Title Vice President                         Title CEO
      -------------------------                    --------------------------
Date  10/29/94                               Date Oct. 27, 1994
    ---------------------------                   ---------------------------

                                  DISTRIBUTOR
                     -------------------------------------
                         PRODUCT AND DISCOUNT SCHEDULE
                     -------------------------------------
                  ATTACHMENT TO SYMBOL DISTRIBUTOR AGREEMENT


CATEGORY A:  ALL HANDHELD BARCODE SCANNING PRODUCTS:
----------   --------------------------------------
             LS2XXX, LS85XX, LS3XXX, LT17XX, HF2000
             LSS24XX, LS9100, WK1780, WK2080

CATEGORY B:  OTHER SCANNING PRODUCTS:*
----------   -----------------------
             LL5XX, SL67XX, SL95XX, LS6XXX, PDF1000, PDF6000,
             PL140, LL425 (SYSTEM), LS5000
             PORTABLE TERMINALS
             ------------------
             PDT31XX, PDT1475*, RFT15XX*, SDT*, PDT3300, LDT3805,
             PRC3310, VRC3910, LRT3800, APS3395, DATAWANDS*

CATEGORY C:  DATA MANAGEMENT PRODUCTS, PEN-BASED TERMINALS,
----------   ----------------------------------------------
             ACCESSORIES, PERIPHERALS, & CABLES
             ----------------------------------
             PPT4100, LS5100, LS5200, DM8XX, LL7XX, MS7X, WANDS, POWER SUPPLIES,
             PS100X*, RF BASE STATIONS, NETWORK CONTROLLERS,
             CRADLES, ADAPTORS, ACCESSORIES, SCAN STANDS, INTELLISTANDS,
             SMART STANDS, TRANSCEIVERS, LL425 CABLE, TRAINING COURSES & VIDEOS
             DEVELOPMENT SOFTWARE
             --------------------
             UBASIC, POWERGEN, LIBRARIES, PERFORM SOFTWARE, ETC.
             LL500 USER DOCUMENTATION, SERIES 3000ADK

CATEGORY D:  APPLICATION SOFTWARE & OEM PRODUCTS*
----------   -----------------------------------
             ALL THIRD PARTY APPLICATIONS* Products designated with an asterisk have a 90 day warranty to end user. All others are warranted for one year.

-----------------------------------------------------------------------------
                         DISTRIBUTOR DISCOUNT SCHEDULE
                      DISCOUNT FROM LIST PRICE (PERCENT)

DISC    CERT.   MINIMUM CREDIT      ANNUAL            PRODUCT CATEGORY
LEVEL   LEVEL   LIMIT REQUIRED  VOLUME (000'S)     A      B      C     D
-----  -------  --------------  --------------     -      -      -     -

  6      5C        $105,000      2,000 - 3,999     59     49     39    25

  7      6C        $215,000         OVER 4,000     60     50     40    25

  -      7C        $21,5000         OVER 4,000     61     51     41    25

  8                                 OVER 6,000           Negotiable
-----------------------------------------------------------------------------

                                   EXHIBIT D

                           SYMBOL TECHNOLOGIES, INC.
                        VALUE ADDED RESELLER AGREEMENT

                       --------------------------------
                         Cooperative Marketing Partner
                         REFERRAL FEE PAYMENT SCHEDULE
                       --------------------------------

The following referral fee payment rates are in effect for qualifying conditions set forth in paragraph 4 of the Value Added Reseller Agreement for VARS or in the Cooperative Marketing Partner (CMP) Agreement for CMP's. Conditions for earning such referral fees are set forth therein. Symbol reserves the right to change all fees in Exhibit D without notice.

--------------------------------------------------------------------------------
           Discount provided              Referral Fee Amount Earned as
         to End-user by Symbol             a % of Net Cost to End-user
         ---------------------             ---------------------------
      ------------------------------------------------------------------
                0-10%                                   15
      ------------------------------------------------------------------
               11-20%                                   12
      ------------------------------------------------------------------
               21-30%                                    9
      ------------------------------------------------------------------
               31-40%                                    6
      ------------------------------------------------------------------
               41-50%                                    3
      ------------------------------------------------------------------
                >50%                                 Negotiable
--------------------------------------------------------------------------------

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